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                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     Amendment No. 1, dated as of March 23, 1999, to the Employment Agreement, dated as of January 1, 1998 (the "Employment Agreement"), between Fred Klinkhammer ("Executive") and Central European Media Enterprises Ltd. (the "Company").

                              W I T N E S S E T H :

     WHEREAS, Executive is currently serving as Executive Vice President and Chief Operating Officer of the Company pursuant to the Employment Agreement;

     WHEREAS, the Company has determined that it is in the Company's best interest to promote Executive from his current position to become President and Chief Executive Officer of the Company;

     NOW, THEREFORE, Executive and the Company agree to amend the Employment Agreement, effective as of March 23, 1999, as follows:

     1. Section 1(b) is hereby amended to replace the reference to "December 31, 2002" in the first sentence thereof with "March 22, 2004".

     2. Section 2(a) is hereby deleted in its entirety, and a new Section 2(a) shall be inserted in lieu thereof to read as follows:

          In general. Executive shall be employed as President and Chief Executive Officer, with overall responsibility for the Company's business and operations, and shall perform such duties and services, consistent with such position for the Company, as may be (i) specified in the Bye-Laws of the Company or (ii) assigned to him from time to time by the Board of Directors of the Company (the "Board"). On or promptly following March 23, 1999, Executive shall be named to the Company's Board and the Board will propose Executive for election and re-election to the Board during the remainder of the Employment Period. The duties of the Executive shall include serving as an officer or director or otherwise performing services for any "Affiliate" of the Company as requested by the Company. An "Affiliate" of any person means any entity that controls, is controlled by or is under common control with such person. Executive shall report to the Board.

     3. Section 2(b) is hereby amended to replace the reference to "two-thirds" in the first sentence thereof with "one-third". Section 2(b) is further amended to replace the reference to "CEO" in the second sentence thereof with "Board".
Section 2(b) is further


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amended to delete the last sentence thereof, and to insert in lieu thereof a new last sentence to read as follows:

     Executive shall travel to such location or locations outside of the United Kingdom and the United States as may be requested by the Board, or which Executive believes is necessary or advisable, in the performance by Executive of his duties hereunder or to the extent appropriate to improve and advance the interests of the Company and its Affiliates.

     4. Section 3(a) is hereby deleted in its entirety, and a new Section 3(a) shall be inserted in lieu thereof to read as follows:

          Base Salary. Effective March 23, 1999, and for the duration of the Employment Period thereafter, the Company shall pay Executive a base salary (the "Base Salary") at an initial annual rate of US$230,000. The Base Salary shall be payable in such installments (but not less frequent than monthly) as the salaries of other executives of the Company are paid. The Base Salary shall be reviewed annually by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Base Salary shall be increased annually (commencing March 23, 2000) by 5%, and may be increased in excess of such amount at the option and sole discretion of the Compensation Committee.

     5. Section 3(b) is hereby deleted in its entirety, and a new Section 3(b) shall be inserted in lieu thereof to read as follows:

          Annual Bonus. The Company shall provide Executive with the opportunity to earn an annual cash bonus at the level established for the Chief Executive Officer under the Annual Bonus Plan for Executives and Officers established under the Compensation Principles approved by the Board on March 11, 1998. Under the Annual Bonus Plan, Executive will be eligible to receive a bonus for each full year of his employment equal to 75% of his Base Salary if the performance goals ("target") established by the Compensation Committee for such year are met. Sixty percent (60%) of the annual bonus, if any, will be based on the achievement of Company-wide objectives established by the Compensation Committee, and 40% on an evaluation of personal performance as determined by the Compensation Committee. The actual bonus may range from zero (if 80% of the established goals are not achieved) to 50% of Base Salary if performance is at 80% of target, 75% of Base Salary if performance is at 100% of target to a maximum of 100% of Base Salary if performance is at or above 150% of target, in each case interpolated for actual performance. Executive has been provided a copy of the Compensation Principles.


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     6. Section 3(c) is hereby deleted in its entirety, and a new Section 3(c)
shall be inserted in lieu thereof to read as follows:

          Special Long-Term Incentive Bonus. Given that the share price of the Company is largely dependent on the performance of the individual television stations, if Executive is employed by the Company or any successor corporation on December 31, 2003, and if the Fair Market Value of a Class A Share of Company Stock on December 31, 2003 has increased from $8.3125, the mean between the high and low prices of the Company's Class A Shares as reported by NASDAQ for March 22, 1999, and the percentage increase is greater than the percentage increase in the NASDAQ Composite Average during the same period, Executive will receive a special one-time bonus of US$1,000,000.

     7. Section 3(d) is hereby amended to add a new second paragraph thereof to read as follows:

          The Company shall grant Executive an additional option to purchase 300,000 Class A Shares of the Company as of March 23, 1999, at an exercise price per share equal to $8.3125, the mean between the high and low prices of the Company's Class A Shares as reported by NASDAQ for March 22, 1999 ("Option C"). Option C shall become exercisable as to 150,000 shares on March 23, 1999 and as to the remaining 150,000 shares in five equal installments on each of the first five anniversaries of March 23, 1999, provided Executive is employed by the Company on each such anniversary date. Option C shall expire on March 23, 2009. Option C shall become immediately exercisable in full in the event that Executive's employment with the Company is terminated (i) by the Company other than for Cause,
     (ii) by the Executive for Good Reason, (iii) by reason of the death or Disability of the Executive or (iv) by the Company following a Change in Control (as these terms are hereinafter defined). Once exercisable, Option C shall remain exercisable for the specified term, except that (i) if Executive's employment is terminated for Cause Option C shall immediately terminate and (ii) if Executive's employment terminates for any other reason, Option C shall remain exercisable for the lesser of the remaining term of Option C and three years following termination of employment.

     8. Section 4(b) is hereby amended to replace the reference to "(pound)30,000" in the last sentence thereof with "(pound)70,000".

     9. Section 5(d) is hereby amended to delete the definition for the defined term "Severance Benefit" in its entirety, and to insert in lieu thereof a new definition to read as follows:


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     "Severance Benefit" means an amount equal to the greater of (i) the minimum amount of Base Salary Executive would have been entitled to receive for the duration of the Term and (ii) three times Executive's Base Salary as of the Termination Date.

     10. Section 5(d) is hereby further amended to delete the reference to "CEO or" in clause (iv) under the defined term "Termination for Cause".

     11. Section 5(d) is hereby further amended to delete clause (ii) under the defined term "Termination for Good Reason", and to insert a new clause (ii) in lieu thereof to read as follows:

     (ii) a material reduction in Executive's titles, positions, duties, responsibilities or reporting lines from those described in Section 2 hereof, except the loss of Executive's position and title as Chief Executive Officer (and the duties, responsibilities and reporting lines associated with such position and title) in connection with a sale or merger of the Company which occurs prior to March 23, 2000;

     12. Section 7(a) is hereby amended to replace the reference to "US$150,000" with "US$175,000".

Executive:                               Central European Media Enterprises Ltd.




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Fred Klinkhammer                         By:




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